UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2023

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-216054	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 SE 15th Street, #512 Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 478-1410

Avra Medical Robotics, Inc.

3259 Progress Drive

Orlando, FL 32826

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “SSII,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. f/k/a Avra Medical Robotics, Inc. and its subsidiaries.

All share information set forth in this Report gives effect to a one–for-ten reverse stock split (the “Reverse Stock Split”) effected as of the open of trading on April 17, 2023, as described in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger

On April 14, 2023, the Company (“Closing”), the Company consummated the acquisition by merger of CardioVentures, Inc., a Delaware corporation (“CardioVentures”), pursuant to Merger Agreement dated November 7, 2022 (the “Merger Agreement”), by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”), CardioVentures and Dr. Sudhir Srivastava, who, through his holding company, owned a controlling interest in CardioVentures.

CardioVentures, through a subsidiary, owns a controlling interest in Sudhir Srivastava Innovations Pvt. Ltd., an Indian private limited company (“SSI-India”). Based in Haryana, India, SSI-India is engaged in the business of developing innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system and a wide range of surgical instruments capable of supporting a variety of cardiac and other surgical procedures. The Company now intends to focus on the business of SSI-India and has plans to globally expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of CardioVentures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding shares of SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding shares of SSII common stock post-Merger.

Pursuant to the Merger Agreement, at Closing, the holders of CardioVentures common stock also received shares of newly designated Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”).

The Series A Preferred Shares vote together with shares of SSII common stock as a single class on all matters presented to a vote of shareholders, except as required by law, and entitle the holders of the Series A Preferred Shares to exercise 51.0% of the total voting power of the Company. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares will be automatically redeemed by the Company for nominal consideration at such time as the holders of the Series A Preferred Shares own less than 50% of the shares of SSII common stock received in the Merger.

In addition to the foregoing, following Closing, the Company issued 3,818,028 post-Merger shares of SSII common stock to Dr. Frederic Moll, an investor who provided $3,000,000 in interim financing to the Company pending consummation of the Merger. These shares were issued pursuant to the Investment Agreement with Dr. Moll dated April 7, 2023, which was described in and included as an Exhibit to the Company’s Current Report on Form 8-K, dated April 14, 2023.

The securities issued in connection with the Merger and to Dr. Moll were issued pursuant to the exemptions from registration of Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

As a result of the foregoing, a “Change in Control” of the Company occurred, with Dr. Sudhir Srivastava becoming the Company’s principal and controlling shareholder.

Concurrent with consummation of the Merger, Dr. Sudhir Srivastava, through his holding company, assigned patents, trademarks and other intellectual property used in the development, commercialization, manufacturing and sale of its medical and surgical robotic systems and products (the “SSII Intellectual Property”) to a wholly-owned subsidiary of SSII. In consideration thereof, Dr. Srivastava’s holding company will receive a quarterly royalty of three percent (3%) of all “net revenues” (gross revenues actually received less cost of goods sold) generated from the sale or licensing of the SSII Intellectual Property or products or services utilizing the SSII Intellectual Property.

At Closing, the Company’s articles of incorporation were amended to:

1.	change the Company’s corporate name to “SS Innovations International, Inc.;”

2.	effect the one for ten Reverse Stock Split;

3.	authorize the designation of the Series A Preferred Shares; and

4.	increase its authorized common stock to 250,000,000 shares.

The above description of the amendments to the Company’s Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the Articles of Amendment filed with the Florida Secretary of State, a copy of which is filed with this Report as Exhibit 3.1 and incorporated herein by reference.

Changes in Management

At Closing, Alen Sands York and Ettore Tomasetti resigned as directors of the Company and Barry F. Cohen, Dr. Ray Powers and Dr. Farhan Taghizadeh resigned as Chief Executive Officer and Acting Chief Financial Officer, Chief Operating Officer, and Chief Medical Officer of the Company, respectively. Mr. Cohen continues as a director of the Company and assumed the office of Chief Operating Officer–Americas. In addition, Dr. Sudhir Srivastava became a director, Chairman and Chief Executive Officer of SSII, Dr. Vishwajyoti P. Srivastava, the son of Dr. Sudhir Srivastava, became a director and President and Chief Operating Officer–South Asia and Anup Sethi became Chief Financial Officer of the Company.

The following sets forth background information regarding the Company’s new directors and executive officers.

Sudhir Srivastava, M.D.,75, founded the SS Innovations Group of Companies, including SSI India (the “SSI Companies Group”) in 2019 with the objective of launching the development of an advanced, affordable, and accessible surgical robotic system that would benefit many more patients around the world. Dr. Srivastava completed his medical degree in India in 1971 and moved to the United States in 1972, where he underwent a residency in general surgery in St. Louis and further completed his training, including cardiothoracic surgery, at the University of British Columbia Hospitals in Vancouver, Canada. He is double board certified by the American Board of Surgery and Thoracic Surgery. Dr. Srivastava, after moving to Texas to begin his practice in 1981, became heavily involved in advancing minimally invasive cardiac surgical approaches and robotic cardiac surgery procedures during his time in Texas. While in Texas, in 2002 Dr. Srivastava was the founding chairman of Alliance Hospital, which became one of the busiest robotic cardiac centers globally. In 2007, Dr. Srivastava joined the University of Chicago faculty and served as the Director of Robotic Cardiac Surgery to launch their program. In 2009, Dr. Srivastava moved to Atlanta, Georgia, and founded the International College of Robotic Surgery and launched the Robotic Revascularization Program at St. Joseph’s Hospital. While in the United States, he performed over 1400 robotic cardiothoracic procedures, which was the largest experience globally and trained over 350 surgical teams from around the world. His passion and experience took him to various countries around the world, where he helped launch robotic cardiac surgery programs. Dr. Srivastava returned to India in 2011 to establish robotic surgery programs throughout the country during a time when robotic surgery was still nascent in India. He founded the International Centre for Robotic Surgery in Delhi, India ,and trained surgeons in different specialties and introduced high level robotic cardiac surgery procedures. Recognizing the high cost and limited access to robotic surgery in India, in 2012, Dr. Srivastava undertook the mission of developing an affordable system that would be technologically advanced, so that many more patients could benefit from robotic cardiac surgery in India and worldwide. His efforts led to the development of the SSI Mantra Surgical Robotic System by the SSI Companies Group, which was commercially introduced in August 2022. Dr. Srivastava is globally recognized as a pioneer and leader in robotic cardiac surgery and has received numerous awards worldwide for advancing the field. Dr. Srivastava has served as Chairman, Managing Director, and Chief Executive Officer of the SSI Companies Group since its founding.

Vishwajyoti P. Srivastava, M.D., 46, joined the SSI Companies Group as President and Chief Operating Officer for South Asia in November 2020. Prior to that, he served as President of OMNI 3DHD from January 2018 to November 2020, where he led the development of a secondary 3D Visualization System that was designed with the objective of giving 3D vision to the entire robotic surgical team. In 2015, Dr. Srivastava served as the COO of a Miami based health and wellness startup, Reshape Inc., that developed an online platform for healthy living initiatives. Dr. Srivastava was also instrumental in the creation of the International College of Robotic Surgery in Atlanta, Georgia, in 2009 as well as the International Centre for Robotic Surgery in New Delhi, India, in 2011. Dr. Srivastava has been deeply involved in the field of surgical robotics since 2008, covering the wide spectrum of clinical applications, teaching and training, tele-mentoring platforms, web-based surgeon didactic training modules, digital media and marketing. Dr. Srivastava graduated from Saint James School of Medicine in Anguilla, receiving his M.D. degree in August 2020. Dr. Srivastava also holds a B.A. in International Studies with a focus on South Asia from the University of Washington in Seattle that he received in 1999. Dr. Srivastava completed all his premedical requirements at Columbia University’s Post Baccalaureate Program in New York City, graduating in 2003. He is fluent in English, Hindi and French.

Anup Kumar Sethi, 58, became Chief Financial Officer of the SSI Companies Group in January 2023 and has been associated with the SSI Companies Group since 2018 on a consulting basis as a financial advisor. For over 10 years prior thereto, he held senior management positions in well-established healthcare companies in India, including Fortis and International Oncology. With close to thirty (30) years of overall experience and having worked in India, China, South Africa, and Nigeria, in organizations of various sizes belonging to a diverse range of industries like automotive tires manufacturing, textiles, digital media and healthcare delivery, Mr. Sethi is very well adapted to building and working with multi-faceted, multi-cultural teams. Mr. Sethi has a FCMA qualification (Fellow Member of Institute of Cost Accountants of India), an Associate membership of CPA, Australia, and has a Certified Financial Planner (CFP) certification from FPSB, with hands-on experience in leading teams in the functional areas of corporate finance, strategy, accounting, compliance and business development.

The Company, through Otto Pvt. Ltd., a wholly-owned subsidiary, is party to employment agreements with each of Dr. Sudhir Srivastava, Dr. Vishwajyoti P. Srivastava and Anup Sethi. Dr. Sudhir Srivastava’s employment agreement is for a five (5) year period expiring in November 2024 and provides for an annual base salary of US$600,000. Dr. Vishwajyoti P. Srivastava’s employment agreement is for a five (5) year period expiring in September 2026 and provides for an annual base salary of US$200,000. Mr. Sethi’s employment agreement is for a five (5) year period expiring in January 2028 and provides for an annual base salary of US $175,000. Each of the employment agreements contain customary confidentiality, assignment of proprietary rights, non-competition and non- solicitation provisions.

The above description of the employment agreements is qualified in its entirety by reference to the copies of such agreements files as Exhibits 10.1, 10.2 and 10.3 to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.01 Changes in Control of the Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 8.01 Other Events.

On April 19, 2023, the Company issued a press release with respect to consummation of the Merger.

A copy of the press release is filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements of CardioVentures for the periods specified in Rule 8-04 (b) of Regulation S-X will be filed by the registrant by amendment to this Report within 75 days of the date of this Report.

(b) Pro forma financial information. The pro forma financial information required to be filed as specified inc Rule 8-05 of Regulation S-X will be filed by the registrant by amendment to this Report within 75 days of the date of this Report.

(d)  Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation
10.1	Employment Agreement with Dr. Sudhir Srivastava
10.2	Employment Agreement with Dr. Dr. Vishwajyoti P. Srivastava
10.3	Employment Agreement with Anup Sethi
99.1	Press Release dated April 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2023	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D. Chairman and Chief Executive Officer